SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

LACLEDE GAS COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-1822	43-0368139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-0500

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Pursuant to a Purchase Agreement dated June 6, 2006 (the “Purchase Agreement”) between Laclede Gas Company (the “Registrant”), and Merrill, Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., BNY Capital Markets, Inc., Morgan Keegan & Company, Inc., and NatCity Investments, Inc. (the “Underwriters”) on June 9, 2006, the Registrant sold to the Underwriters $55,000,000 aggregate principal amount of its First Mortgage Bonds, 6.15% Series due June 1, 2036 (the “Bonds”). The Bonds have been issued under a Mortgage and Deed of Trust, dated as of February 1, 1945, under which UMB Bank & Trust, n.a. is the present Trustee. Such Mortgage and Deed of Trust had previously been amended and supplemented and has been further supplemented by a Twenty-Ninth Supplemental Indenture relating to the Bonds, dated as of June 1, 2006 (the “Supplemental Indenture”). The Registration Statement on Form S-3 with respect to the First Mortgage Bonds of the Registrant, including the Bonds (File No. 333-40362), was filed by the Registrant on June 29, 2000 and declared effective by the Securities and Exchange Commission on July 24, 2000. This Current Report on Form 8-K files the Purchase Agreement, the Supplemental Indenture and the opinion as to the legality of the Bonds as Exhibits 1.1, 4.1, and 5.1, respectively, to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

Reference is made to the information contained in the Index to Exhibits filed as part of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LACLEDE GAS COMPANY
(Registrant)

By:	/s/ Barry C. Cooper
Barry C. Cooper
Chief Financial Officer

June 9, 2006

     (Date)

Index to Exhibits

Exhibit No.
1.1	Purchase Agreement dated June 6, 2006 between the Registrant and the Underwriters relating to the Bonds.

4.1	Twenty-Ninth Supplemental Indenture dated as of June 1, 2006 to Registrant’s Mortgage and Deed of Trust, dated as of February 1, 1945.

5.1	Opinion as to legality of the Bonds (including consent).